Exhibit 10.5

AMENDMENT NO. 8 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 8 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of September 28, 2021 (the “Effective Date”) by and among WIRELESS TELECOM GROUP, INC., a New Jersey corporation (“WTG”), BOONTON ELECTRONICS CORPORATION, a New Jersey corporation, (“Boonton”), MICROLAB/FXR LLC, a New Jersey limited liability company and successor by merger to Microlab/FXR (“Microlab”), HOLZWORTH INSTRUMENTATION INC., a Colorado corporation (“Holzworth”), COMMAGILITY LIMITED, a company incorporated in England and Wales with company number 05914025 (“Commagility” and, together with WTG, Boonton, Microlab and Holzworth, each a “Borrower” and collectively, the “Borrowers”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).

W I T N E S S E T H:

WHEREAS, the Borrowers and Lender have entered into a Loan and Security Agreement, dated as of February 16, 2017 (as amended, restated, renewed, extended, substituted, modified and otherwise supplemented from time to time, the “Loan Agreement”), and certain other Loan Documents (as defined in the Loan Agreement);

WHEREAS, the Borrowers have requested that Lender consent to a prepayment of principal and interest of the Term Loan in an aggregate principal amount not to exceed $3,700,000 plus, interest thereon plus, a prepayment premium in an amount not to exceed $74,000 (the “September 2021 Term Loan Prepayment”), and Lender is willing to do so, subject to the terms and conditions set forth herein;

WHEREAS, certain Loans under the Loan Agreement denominated in Dollars, Sterling, and Euros (collectively, the “Impacted Currencies”) incur or are permitted to incur interest, fees, commissions or other amounts based LIBOR in accordance with the terms of the Loan Agreement;

WHEREAS, the Borrowers and Lender have determined in accordance with the Loan Agreement that LIBOR for the Impacted Currencies should be replaced with a successor rate in accordance with the Loan Agreement and, in connection therewith, the Lender has determined that certain conforming changes are necessary or advisable; and

WHEREAS, the Borrowers have requested that Lender agree to amend certain provisions of the Loan Agreement, and Lender is willing to do so, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 DEFINITIONS.

Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Loan Agreement.

SECTION 2 ACKNOWLEDGMENTS.

2.1 Acknowledgment of Obligations. The Borrowers hereby acknowledge, confirm and agree that as of the close of business on September 28, 2021, the Borrowers are jointly and severally indebted to Lender in respect of Revolver Loans in the principal amount of $0.00 and Letters of Credit in the aggregate outstanding face amount of $0.00. Such amounts, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by the Borrowers to Lender, are unconditionally owing by the Borrowers jointly and severally to Lender in accordance with the terms of the Loan Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.2 Acknowledgment of Security Interests. The Borrowers hereby acknowledge, confirm and agree that Lender has and shall continue to have valid, enforceable and perfected first priority Liens upon (subject to Permitted Liens ) and security interests in the Collateral of the Borrowers heretofore granted to Lender pursuant to the Loan Documents or otherwise granted to or held by Lender.

2.3 Binding Effect of Documents. Each Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of such Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms, and such Borrower has no valid defense to the enforcement of such obligations, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principles of equity and (c) Lender is and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and Applicable Law.

SECTION 3 AMENDMENTS TO LOAN AGREEMENT. Effective as of the Effective Date:

3.1 Section 1.1 of the Loan Agreement is hereby amended to add the following defined term in the appropriate alphabetical order:

“September 2021 Term Loan Prepayment: the prepayment of principal and interest in respect of the Term Loan to be made on or about September 28, 2021, in an aggregate principal amount not to exceed $3,700,000 plus, interest thereon plus, a prepayment premium in an amount not to exceed $74,000.”

3.2 The definition of “Fixed Charges” now appearing in Section 1.1 of the Loan Agreement is hereby to add the following new sentence at the end thereof:

“For purposes of determining interest expense pursuant to clause (a) above for any period ending on September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022, Lender shall treat the September 2021 Term Loan Prepayment as being made on October 1, 2020.”

3.3 Notwithstanding any provision of the Loan Agreement or any other Loan Document to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A and Appendix B shall apply to the Impacted Currencies; provided, however, that notwithstanding the foregoing, the terms and provisions of Appendix B shall not apply to Loans made in Dollars to the UK Borrower. For the avoidance of doubt, to the extent provisions in the Loan Agreement apply to the Impacted Currencies and such provisions are not specifically addressed by Appendix A and Appendix B, the provisions in the Loan Agreement shall continue to apply to the Impacted Currencies.

SECTION 4 CONSENT.

Subject to the conditions precedent set forth in Section 6 hereof and the other terms and conditions of this Amendment, and so long as no Default or Event of Default exists, Lender hereby consents to Borrowers making the September 2021 Term Loan Prepayment to the extent such consent is required pursuant to the Loan Agreement.

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SECTION 5 BORROWER REPRESENTATIONS, WARRANTIES AND COVENANTS.

Each Borrower hereby jointly and severally represents, warrants and covenants with and to Lender as follows:

5.1 Authorization.

(a) Each Borrower has the corporate power and authority to execute, deliver and perform this Amendment and to obtain the extensions and increases of credit under the Loan Agreement as amended by this Amendment (the “Amended Loan Agreement”).

(b) No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required to be obtained by any Borrower in connection with this Amendment, except consents, authorizations, filings, acts and notices which have been obtained, taken or made and are in full force and effect.

(c) This Amendment has been duly executed and delivered by the Borrowers. This Amendment and the Amended Loan Agreement constitute the legal, valid and binding obligations of the Borrowers and is enforceable against the Borrowers in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.2 Representations in Loan Documents. Each of the representations and warranties made by or on behalf of any Borrower to Lender in any of the Loan Documents was true and correct in all material respects when made, and is true and correct in all material respects on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by or on behalf of such Borrower on the date hereof (other than such representations and warranties that relate solely to a specific prior date, and other than as expressly waived pursuant to this Amendment).

5.3 Binding Effect; Loan Document. This Amendment and the other Loan Documents have been duly executed and delivered to Lender by the Borrowers and are in full force and effect, as modified hereby. This Amendment shall constitute a Loan Document.

5.4 No Conflict, Etc. The execution, delivery and performance of this Amendment by the Borrowers will not violate or cause a default under any Loan Document, Applicable Law or material contract of any Borrower and will not result in or require the creation or imposition of any Lien on any of its properties or revenues, other than permitted liens set forth in Section 10.2.2 of the Amended Loan Agreement.

5.5 No Default or Event of Default. No Default or Event of Default has occurred and is continuing, or will result from this Amendment or any extension of credit under the Amended Loan Agreement.

5.6 Additional Events of Default. Any misrepresentation by any Borrower, or any failure of any Borrower to comply with the covenants, conditions and agreements contained in any Loan Document, this Amendment or in any other document, instrument or agreement at any time executed and/or delivered by such Borrower with, to or in favor of Lender shall, subject to the terms and provisions of the Amended Loan Agreement and the other Loan Documents, constitute an Event of Default hereunder, under the Loan Agreement and under the other Loan Documents.

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SECTION 6 CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.

This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a) Lender shall have received duly executed and delivered counterparts of this Amendment;

(b) Lender shall have received duly executed and delivered counterparts of an acknowledgment by the Term Loan Lender, in form and substance reasonably acceptable to Lender, that Lender’s consent to the making of the September 2021 Term Loan Prepayment is a one-time accommodation;

(c) Lender shall have received a true, correct and complete copy of each instrument, document and agreement executed in favor of and/or delivered to the Term Loan Lender in connection with the September 2021 Term Loan Prepayment;

(d) After giving effect to this Amendment, no Default or Event of Default shall exist or would result from the execution of this Amendment; and

(e) After giving effect to this Amendment, each of the representations and warranties made by the Loan Parties in or pursuant to the Amended Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

SECTION 7 PROVISIONS OF GENERAL APPLICATION.

7.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed as of the Effective Date. To the extent of any conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. Any Loan Document amended hereby shall be read and construed with this Amendment as one agreement.

7.2 Costs and Expenses. The Borrowers jointly, severally, absolutely and unconditionally agree to pay to Lender, on demand by Lender at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Amendment are consummated: all reasonable fees and disbursements of counsel to Lender in connection with the preparation, negotiation, execution and delivery of this Amendment and any agreements or certificates delivered in connection herewith, and all reasonable out-of-pocket expenses which shall at any time be incurred or sustained by Lender or its directors, officers, employees or Lenders as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements prepared, negotiated, executed or delivered in connection herewith.

7.3 No Third Party Beneficiaries. The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment.

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7.4 Further Assurances. The Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

7.5 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

7.6 Merger. This Amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

7.7 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment.

7.8 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

7.9 Reviewed by Attorneys. Each Borrower represents and warrants to Lender that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and each document executed in connection herewith with, such attorneys and other persons as such Borrower may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

7.10 Governing Law; Consent to Jurisdiction and Venue.

(a) THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

(b) EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.3.1 OF THE AMENDED LOAN AGREEMENT. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law. Nothing herein shall limit the right of Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Lender of any judgment or order obtained in any forum or jurisdiction.

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7.11 Waivers. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING LENDER MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Each Borrower acknowledges that the foregoing waivers are a material inducement to Lender entering into this Amendment and that Lender is relying upon the foregoing in its dealings with Borrowers. Each Borrower has reviewed the foregoing waivers and has knowingly and voluntarily waived its jury trial and other rights. In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.

7.12 Counterparts; Execution. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when Lender has received counterparts bearing the signatures of all parties hereto. Lender may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by Lender, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

WIRELESS TELECOM GROUP, INC.,
as a Borrower

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

BOONTON ELECTRONICS CORPORATION,
as a Borrower

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

MICROLAB/FXR LLC,
as a Borrower

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

HOLZWORTH INSTRUMENTATION INC.,
as a Borrower

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

COMMAGILITY LIMITED,
as a Borrower

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

[Signature page to Amendment No. 8 to Loan and Security Agreement]

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BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Galina Evelson
Name:	Galina Evelson
Title:	Vice President

[Signature page to Amendment No. 8 to Loan and Security Agreement]

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Acknowledged and Agreed:

WIRELESS TELECOMMUNICATIONS
GROUP, LTD., as a Guarantor

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

[Signature page to Amendment No. 8 to Loan and Security Agreement]

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Appendix A

TERMS APPLICABLE TO ALTERNATIVE CURRENCY LOANS

1. Defined Terms. The following terms shall have the meanings set forth below:

“Alternative Currency” means each of the following currencies: Sterling and Euros.

“Alternative Currency Daily Rate” means, for any day, with respect to any extension of credit under the Loan Agreement denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any extension of credit under the Loan Agreement denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Applicable Authority” means, with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any governmental authority having jurisdiction over the Lender or such administrator.

“Applicable Rate” means the Applicable Rate, Applicable Margin or any similar or analogous definition in the Loan Agreement.

“Borrowing” means a Committed Borrowing, Borrowing, or any similar or analogous definition in the Loan Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Lender’s Office is located; provided that

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(a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and

(c) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SONIA, EURIBOR or any proposed Successor Rate for any currency, any conforming changes to the definitions of “SONIA”, “EURIBOR”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Lender, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Lender in a manner substantially consistent with market practice for such currency (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Lender determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Eurocurrency Rate” means LIBOR.

“Eurocurrency Rate Loans” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Interest Payment Date” means, (a) as to any Alternative Currency Daily Rate Loan, the first day of each month and the applicable maturity date set forth in the Loan Agreement and (b) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan.

“Interest Period” means thirty (30) days.

“Lender’s Office” means, with respect to any currency, the Lender’s address and, as appropriate, account specified in the Loan Agreement with respect to such currency, or such other address or account with respect to such currency as the Lender may from time to time notify the Borrower.

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“Relevant Rate” means, with respect to any Loan denominated in (a) Sterling, SONIA, or (b) Euros, EURIBOR, as applicable.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.00326% per annum.

“Successor Rate” means the LIBOR Successor Rate or any similar or analogous definition in the Loan Agreement.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Lender to be a suitable replacement) is open for the settlement of payments in Euro.

2. Terms Applicable to Alternative Currency Loans. From and after the Amendment Effective Date, the parties hereto agree as follows:

(a) Alternative Currencies. (i) No Alternative Currency shall be considered a currency for which there is a published LIBOR rate, and (ii) any request for a new Loan denominated in an Alternative Currency, or to continue an existing Loan denominated in an Alternative Currency, shall be deemed to be a request for a new Loan bearing interest at the Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable; provided, that, to the extent any Loan bearing interest at the Eurocurrency Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period or payment period applicable to such Loan unless, in the case of a Loan that bears interest at a daily floating rate, such daily floating rate is no longer representative or being made available, in which case such Loan shall bear interest at the applicable Alternative Currency Rate immediately upon the effectiveness of this Agreement.

(b) References to Eurocurrency Rate and Eurocurrency Rate Loans in the Loan Agreement and Loan Documents.

(i) References to the Eurocurrency Rate and Eurocurrency Rate Loans in provisions of the Loan Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Loan) shall be deemed to include Alternative Currency Daily Rates, Alternative Currency Term Rates, and Alternative Currency Loans, as applicable.

(ii) For purposes of any requirement for the Borrower to compensate Lenders for losses in the Loan Agreement resulting from any continuation, conversion, payment or prepayment of any Alternative Currency Loan on a day other than the last day of any Interest Period, references to the Interest Period shall be deemed to include any relevant interest payment date or payment period for an Alternative Currency Loan.

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(c) Interest Rates. The Lender does not warrant, nor accept responsibility, nor shall the Lender have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing, or of any Conforming Changes.

(d) Borrowings and Continuations of Alternative Currency Loans. In addition to any other borrowing requirements set forth in the Loan Agreement:

(i) Alternative Currency Loans. Each Borrowing of Alternative Currency Loans, and each continuation of an Alternative Currency Term Rate Loan shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by (A) telephone or (B) a Notice of Borrowing; provided that any telephonic notice must be confirmed immediately by delivery to the Lender of a Notice of Borrowing. Each Notice of Borrowing shall specify (i) whether the Borrower is requesting a Borrowing or a continuation of Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), and (iii) the currency and principal amount of Loans to be borrowed or continued.

(ii) Conforming Changes. With respect to any Alternative Currency Rate the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Loan Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, the Loan Agreement or any other Loan Document.

(e) Interest.

(i) Subject to the provisions of the Loan Agreement with respect to default interest, (x) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; and (y) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate.

(ii) Interest on each Alternative Currency Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified the Loan Agreement. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.

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(f) Computations. All computations of interest for Alternative Currency Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Alternative Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Alternative Currency Loans for the day on which the Alternative Currency Loans is made, and shall not accrue on an Alternative Currency Loans, or any portion thereof, for the day on which the Alternative Currency Loans or such portion is paid, provided that any Alternative Currency Loans that is repaid on the same day on which it is made shall, subject to the terms of the Loan Agreement, bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(g) Successor Rates. The provisions in the Loan Agreement addressing the replacement of a current Successor Rate for a currency shall be deemed to apply to Alternative Currency Loans and SONIA and EURIBOR, as applicable, and the related defined terms shall be deemed to include Sterling and Euros and SONIA and EURIBOR, as applicable.

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Appendix B

TERMS APPLICABLE TO BSBY RATE LOANS

1. Defined Terms. The following terms shall have the meanings set forth below:

“Applicable Rate” means the Applicable Rate, Applicable Margin or any similar or analogous definition in the Loan Agreement.

“Bloomberg” means Bloomberg Index Services Limited.

“Borrowing” means a Committed Borrowing, Borrowing, or any similar or analogous definition in the Loan Agreement.

“BSBY” means the Bloomberg Short-Term Bank Yield Index rate.

“BSBY Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum equal to the BSBY Screen Rate two (2) Business Days prior to such day for a term of one (1) month; provided, that, if the rate is not published on such determination date then BSBY Daily Floating Rate means the BSBY Screen Rate on the first Business Day immediately prior thereto; provided, further, if the BSBY Daily Floating Rate determined in accordance with the foregoing provisions of this definition would otherwise be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“BSBY Daily Floating Rate Loan” means a Loan that bears interest at a rate based on the BSBY Daily Floating Rate.

“BSBY Rate” means: for any Interest Period with respect to a BSBY Rate Loan, the rate per annum equal to the BSBY Screen Rate two Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published on such determination date then BSBY Rate means the BSBY Screen Rate on the first Business Day immediately prior thereto; provided that if the BSBY Rate determined in accordance with the foregoing provisions of this definition would otherwise be less than zero, the BSBY Rate shall be deemed zero for purposes of this Agreement.

“BSBY Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of BSBY Rate. BSBY Rate Loans shall be denominated in Dollars.

“BSBY Screen Rate” means the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Lender from time to time).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Lender’s Office is located; provided that if such day relates to any interest rate settings as to a BSBY Rate Loan or any BSBY Daily Floating Rate Loan, means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in New York City.

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“Conforming Changes” means, with respect to the use, administration of or any conventions associated with BSBY or any proposed Successor Rate for BSBY, any conforming changes to the definitions of, “BSBY”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Lender, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Lender in a manner substantially consistent with market practice for Dollars (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for Dollars exists, in such other manner of administration as the Lender determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Eurocurrency Rate” means Eurocurrency Rate, LIBOR, Adjusted LIBOR Rate, LIBOR Rate or any similar or analogous definition in the Loan Agreement.

“Eurocurrency Rate Loans” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Interest Payment Date” means, as to any BSBY Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Loan Agreement.

“Interest Period” means thirty (30) days.

“Lender’s Office” means, with respect to Dollars, the Lender’s address and, as appropriate, account specified in the Loan Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Lender may from time to time notify the Borrower and the Lenders.

“LIBOR Daily Floating Rate” means the LIBOR Daily Floating Rate, Daily LIBOR Floating Rate or any similar or analogous definition in the Loan Agreement.

“LIBOR Daily Floating Rate Loan” means the LIBOR Daily Floating Rate Loan, Daily LIBOR Floating Rate Loan or any similar or analogous definition in the Loan Agreement.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Successor Rate” means the LIBOR Successor Rate.

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2. Terms Applicable to BSBY Rate Loans and BSBY Daily Floating Rate Loans. From and after the Amendment Effective Date, the parties hereto agree as follows:

(a) Impacted Currencies. (i) Dollars shall not be considered a currency for which there is a published LIBOR rate, (ii) any request for a new Eurocurrency Rate Loan denominated in Dollars, or to continue an existing Eurocurrency Rate Loan denominated in Dollars, shall be deemed to be a request for a new Loan bearing interest at the BSBY Rate, and (iii) any request for a new LIBOR Daily Floating Rate Loan shall be deemed to be a request for a new Loan bearing interest at the BSBY Daily Floating Rate; provided, that, to the extent any Loan bearing interest at the Eurocurrency Rate or the LIBOR Daily Floating Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate or the LIBOR Daily Floating Rate, as applicable, until the end of the current Interest Period or payment period applicable to such Loan unless, in the case of a LIBOR Daily Floating Rate Loan, the LIBOR Daily Floating Rate is no longer representative or being made available, in which case such Loan shall bear interest at the BSBY Daily Floating Rate immediately upon the effectiveness of this Agreement.

(b) References to Eurocurrency Rate, Eurocurrency Rate Loans, LIBOR Daily Floating Rate and LIBOR Daily Floating Rate Loans in the Loan Agreement and Loan Documents.

(i) References to the Eurocurrency Rate, Eurocurrency Rate Loans, LIBOR Daily Floating Rate and LIBOR Daily Floating Rate Loans in provisions of the Loan Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate, Eurocurrency Rate Loan, LIBOR Daily Floating Rate and LIBOR Daily Floating Rate Loan) shall be deemed to include the BSBY Rate, BSBY Rate Loans, the BSBY Daily Floating Rate and BSBY Daily Floating Rate Loans, as applicable.

(ii) For purposes of any requirement for the Borrower to compensate Lenders for losses in the Loan Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period, references to the Interest Period shall be deemed to include any relevant interest payment date or payment period for a BSBY Rate Loan.

(c) Interest Rates. The Lender does not warrant, nor accept responsibility, nor shall the Lender have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “BSBY Rate”, “BSBY Daily Floating Rate” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to such rate or the effect of any of the foregoing, or of any Conforming Changes.

(d) Borrowings, Conversions, Continuations and Prepayments of BSBY Loans and BSBY Daily Floating Rate Loans. In addition to any other borrowing or prepayment requirements set forth in the Loan Agreement:

(i) BSBY Rate Loans and BSBY Daily Floating Rate Loans. Each Borrowing and each continuation of BSBY Rate Loans shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by (A) telephone or (B) a Notice of Borrowing; provided that any telephonic notice must be confirmed immediately by delivery to the Lender of a Notice of Borrowing. Each Notice of Borrowing shall specify (i) whether the Borrower is requesting a Borrowing or a continuation of BSBY Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day) and (iii) the principal amount of Loans to be borrowed, converted or continued.

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(ii) Conforming Changes. With respect to BSBY the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Loan Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, the Loan Agreement or any other Loan Document.

(iii) Reserved.

(iv) Voluntary Prepayments of BSBY Rate Loans. The Borrower may, upon notice to the Lender pursuant to delivery to the Lender of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the BSBY Rate Loans in whole or in part without premium or penalty (except as otherwise specified in the Loan Agreement).

(e) Interest.

(i) Subject to the provisions of the Loan Agreement with respect to default interest, (A) each BSBY Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the BSBY Rate plus the Applicable Rate and (B) each BSBY Daily Floating Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the BSBY Daily Floating Rate plus the Applicable Rate.

(ii) Interest on each BSBY Rate Loan and each BSBY Daily Floating Rate Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified the Loan Agreement. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.

(f) Computations. All computations of fees and interest with respect to BSBY Rate Loans and BSBY Daily Floating Rate Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Loan Agreement addressing payments generally, bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(g) Successor Rates. The provisions in the Loan Agreement addressing the replacement of a current Successor Rate for Dollars shall be deemed to apply to BSBY Rate Loans and BSBY, as applicable, and the related defined terms shall be deemed to include Dollars and BSBY, as applicable.

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